EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in connection with the the Registration Statements on Form S-8 (File Nos. 333-41788, 333-41786, 333-116671, 333-146677 and 333-153357) and
Form S-3 (File Nos. 333-40124, 333-57060, 333-127205, 333-127449, 333-140541,
333-145841, 333-145927, 333-148751, 333-152225 and 333-152618) of IA Global,
Inc., formerly Medium4.com, Inc., incorporated into the Annual Report on Form 10-K of IA Global, Inc., of our report dated October 31, 2008, relating to Australian Secured Financial Limited financial statements for the year ended June 30, 2008.


                                    /s/ Bentleys MRI Brisbane Partnership
                                        Bentleys MRI Brisbane Partnership
                                        Certified Public Accountants



BRISBANE QLD
December 23, 2008